                       QUIXOTE CORPORATION & SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER AVERAGE
                       COMMON AND COMMON EQUIVALENT SHARE
                        For the year ended June 30, 1995


                                                              Fully
                                              Primary        Diluted
                                              -------        -------
Net earnings as reported                    $5,950,000     $5,950,000
Add interest expense and deferred
 charge (net of income taxes) assuming
 conversion of debentures                                     981,000 (a)
                                            ----------     ----------

Adjusted net earnings for
 computation (A)                            $5,950,000     $6,931,000
                                             ---------      ---------
                                             ---------      ---------

Average common shares outstanding
 would be adjusted for the additional
 shares that would be issued assuming
 conversion of the debentures and
 exercise of stock options and
 warrants as follows:

Weighted average shares outstanding          7,819,537      7,819,537
Shares assumed issued upon conversion
 of debentures                                              1,051,316
Incremental shares outstanding
 assuming exercise of stock options
 and warrants using the treasury
 stock method                                   280,848       280,848
Shares issuable under retirement plan
                                             ----------     ---------

Average common and common equivalent
 shares outstanding (B)                      8,100,385      9,151,701
                                             ---------      ---------
                                             ---------      ---------
Earnings per common and common
 equivalent shares outstanding (A/B)             $ .73          $ .76
                                                 -----          -----
                                                 -----          -----

NOTE:

(a) Net earnings for the fully diluted calculation is adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

                       QUIXOTE CORPORATION & SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER AVERAGE
                       COMMON AND COMMON EQUIVALENT SHARE
                        For the year ended June 30, 1994


                                                              Fully
                                             Primary         Diluted
                                             -------         -------
Net earnings as reported                   $11,644,000     $11,644,000
Add interest expense and deferred
 charge (net of income taxes) assuming
 conversion of debentures                                      981,000 (a)
                                           -----------     -----------

Adjusted net earnings for
 computation (A)                            $11,644,000     $12,625,000
                                           -----------     -----------
                                           -----------     -----------

Average common shares outstanding
 would be adjusted for the additional
 shares that would be issued assuming
 conversion of the debentures and
 exercise of stock options and
 warrants as follows:

Weighted average shares outstanding          7,680,192       7,680,192
Shares assumed issued upon conversion
 of debentures                                               1,051,316
Incremental shares outstanding
 assuming exercise of stock options
 and warrants using the treasury
 stock method                                  386,000         471,984
Shares issuable under retirement plan
                                             ---------       ---------

Average common and common equivalent
 shares outstanding (B)                      8,066,192       9,203,492
                                           -----------     -----------
                                           -----------     -----------

Earnings per common and common
 equivalent shares outstanding (A/B)             $1.44           $1.37
                                                 -----           -----
                                                 -----           -----

NOTE:

(a) Net earnings for the fully diluted calculation is adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

                       QUIXOTE CORPORATION & SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER AVERAGE
                       COMMON AND COMMON EQUIVALENT SHARE
                        For the year ended June 30, 1993


                                                               Fully
                                              Primary         Diluted
                                              -------         -------
Net earnings as reported                     $9,441,000     $ 9,441,000
Add interest expense and deferred
 charge (net of income taxes) assuming
 conversion of debentures                                       982,000 (a)
                                             ----------     -----------

Adjusted net earnings for
 computation (A)                             $9,441,000     $10,423,000
                                           -----------     -----------
                                           -----------     -----------

Average common shares outstanding
 would be adjusted for the additional
 shares that would be issued assuming
 conversion of the debentures and
 exercise of stock options and
 warrants as follows:

Weighted average shares outstanding           7,513,326       7,513,326
Shares assumed issued upon conversion
 of debentures                                                1,052,632
Incremental shares outstanding
 assuming exercise of stock options
 and warrants using the treasury
 stock method                                   351,442         351,442
Shares issuable under retirement plan             2,890           2,890
                                              ---------       ---------

Average common and common equivalent
 shares outstanding (B)                       7,867,658       8,920,290
                                           -----------     -----------
                                           -----------     -----------

Earnings per common and common
 equivalent shares outstanding (A/B)              $1.20           $1.17
                                                  -----           -----
                                                  -----           -----

NOTE:

(a) Net earnings for the fully diluted calculation is adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.